Exhibit 99.2 Investor Presentation Fourth Quarter Fiscal Year 2018

Safe Harbor Statement Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, the risk that any projections or guidance, including revenues, margins, earnings, or any other financial results are not realized, the outcome of a governmental review of our subcontractor reporting practices, adverse changes in the global economic conditions, significant volume reductions from key contract customers, significant reduction in customer order patterns, financial stability of key customers and suppliers, and availability or cost of raw materials. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Form 10-K filing for the fiscal year ended June 30, 2017 and other filings with the Securities and Exchange Commission. 1

Company Snapshot Headquarters: Jasper, Indiana, USA Founded: 1950 Employees: ~3,000 _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. 2

Who We Are Kimball International, Inc. creates design driven, innovative furnishings sold through our family of brands: Kimball, National, and Kimball Hospitality. Our diverse portfolio offers solutions for the workplace, learning, healing, and hospitality environments. Dedicated to our Guiding Principles, our values and integrity are evidenced by public recognition as a highly trusted company and an employer of choice. “We Build Success” by establishing long-term relationships with customers, employees, suppliers, shareowners, and the communities in which we operate. We are committed to sales growth, profitability and return on capital that is among the best in each of our markets. 3

Why Invest in Us • Size and Focus Enabling Response to Changing Market • Design Driven New Products Fueling Growth • Strong Return on Capital Relative to Competitors • Hospitality Industry Continuing Growth • $7 Million in Savings in FY’19 Expected from Lean Initiatives • Capital Available for Accelerated Growth 4

Design Driven and Award Winning 5

Evolving Office Environment Driving New Products ✓ Increased mobility/technology requires flexible work space ✓ Promotion of healthy work environments ✓ Shifting to more open and collaborative office layouts to ✓ Real Estate Optimization promote teamwork 6

Office Furniture New Products 21 New Products Introduced In Fiscal Year 2018 7

Office Furniture New Products New Product Introductions and Year Over Year Growth (1) New product ($ in millions) introductions (NPIs) are defined as those introduced in last 3 58% years. Some significant 54% NPIs hit this mark this fiscal year causing them to be excluded. Investment in NPI remains a strategic 37% priority. We had 20 33% 33% 33% NPIs in FY’17 and 21 31% NPIs in FY’18. 26% 22% 21% 22% 6% -18% -26% -27% -28% $21 $21 $19 $27 $29 $28 $29 $36 $39 $34 $35 $43 $29 $25 $26 $36 FY'15 Q2 Q3 Q4 FY'16 Q2 Q3 Q4 FY'17 Q2 Q3 Q4 FY'18 Q2 Q3 Q4 Q1 Q1 Q1 Q1 (1) Unaudited 8

Order Trend Relative to Office Furniture Market 18% Without both the Price increase on April 1, prior and current 2017 pulled orders forward year price increase effects, 13% to Q3. Without this effect, estimated orders would Q4’18 orders have been up 12% in would have 11% Q3’17 and 4% in Q4’17. been up approximately 8% 8% 7% 6% 4%. 6% 6% 4% 4% 2% 3% 3% 1% 1% 3% 0% 0% -1% -1% -1% -2% -2% -5% -9% Without the prior year price increase effect, Q3’18 orders are down approximately 4%. Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Kimball Int'l (excluding Hospitality vertical)(1) Office Furniture Industry (BIFMA) (2) (1) Sales and order data are not available for the Hospitality furniture industry (BIFMA industry data excludes Hospitality furniture). Therefore, to get a comparable industry comparison, sales and orders for the Hospitality vertical are excluded from the Kimball International numbers presented in this graph. (2) Calculated using monthly year over year % growth reported by BIFMA for the U.S. Commercial Furniture Market. 9

US Furniture Leading Indicators US Corporate Profit After Tax Conference Board CEOConfidence With IVA and CCA adjustment ($billion) 80 2500 70 60 2000 50 1500 40 30 1000 20 500 10 0 0 Source: Conference Board June 2018) 2018) June Board Conference Source: 6/1/2008 6/1/2009 6/1/2010 6/1/2011 6/1/2012 6/1/2013 6/1/2014 6/1/2015 6/1/2016 6/1/2017 6/1/2018 12/1/2008 12/1/2009 12/1/2010 12/1/2011 12/1/2012 12/1/2013 12/1/2014 12/1/2015 12/1/2016 12/1/2017 9/1/2004 3/1/2005 9/1/2005 3/1/2006 9/1/2006 3/1/2007 9/1/2007 3/1/2008 9/1/2008 3/1/2009 9/1/2009 3/1/2010 9/1/2010 3/1/2011 9/1/2011 3/1/2012 9/1/2012 3/1/2013 9/1/2013 3/1/2014 9/1/2014 3/1/2015 9/1/2015 3/1/2016 9/1/2016 3/1/2017 9/1/2017 3/1/2018 Source: US Bureau of Economic Analysis (March 2018) (March Analysis of Economic USBureau Source: May Architecture Billings Index marked the BIFMA 8th month of $20,000 8% consecutive billings 6.9% 7% growth $15,000 5.8% 6% 5% $10,000 4% 3.6% 3% $5,000 2.0% 2% 1.5% 1.9% 1% $- 0% Source: BIFMA (April 2018) (April BIFMA Source: 2014 2015 2016 2017 Prelim 2018 2019 2018) (May AIA Source: Actual Actual Actual Estimate Forecast Forecast US Office Furniture US Ed. and Health Furniture US Total Total Growth Includes imported product 10

Hospitality Industry Growth Revenue Per Available Room (RevPAR) Growth Rates Estimated (1) 5.0% 4.0% 3.0% 3.0% 2.8% 2.0% 1.0% 0.0% 2018 2019 (1) Source PWC May 2018 Hospitality Directions 11

Financial Performance ($ in millions) $685.6 $669.9 8.2% $635.1 7.4% $600.9 6.4% FY’18 margins pressured by $543.8 higher 4.8% transportation, steel and other commodity cost increases 1.6% FY 2014 FY 2015 FY 2016 FY 2017 FY2018 Net Sales Adjusted Pro Forma Operating Income from Continuing Operations Percentage of Net Sales (1) (1) Unaudited. Adjusted Pro Forma Operating Income from Continuing Operations. See Appendix for Non-GAAP reconciliation. 12

Operating Income Long Term Target: 10% Fiscal Year Quarterly 10.0% (3) (2) 9.4% 9.0% 9.0% 8.2% 8.0% 7.9% 7.4% (4) 7.0% 6.9% 6.4% 6.0% 5.4% 5.0% 4.8% FY’18 margins 4.0% pressured by higher 3.0% transportation, steel and other 2.0% 1.6% commodity cost increases 1.0% 0.0% 2014 2015 2016 2017 2018 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Adjusted Pro Forma Operating Income from Continuing Operations Percentage of Net Sales (1) Series 2 _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. (2) Includes pre-tax gain of $1.2 million on sale of land which had 70 basis point favorable impact on Q4’17 percent. (3) Includes pre-tax gain of $0.4 million on sale of excess land partially offset by $0.3 million acquisition costs related to D’style. (4) Includes pre-tax gain of $1.7 million on sale of administrative building offset by $0.4 million acquisition costs related to D’style. 13

Financial Targets Over the Next Three to Five Years Sales Mid-single digit organic growth annually Operating Income Margin Growth of 2X to 2.5X sales growth Operating Income Long-Term Target 10% Effective Tax Rate 25% to 27% EPS Growth of 2X to 2.5X sales growth 14

Capital Available for Growth ($ in millions) Capital Expenditures Priorities for Capital Allocation $22.3 • Reinvestment for growth • Stock buy back offsetting dilution • Dividends comparable to peers • Acquisitions $6.6 $6.5 • Stock buy back if excess capital $5.6 $4.4 $3.7 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Trailing 4 Qtrs Fiscal Year Dividends and Share Repurchases Quarterly Dividends and Share Repurchases $8.9 $6.3 $10.3 $9.7 $6.7 $1.7 $0.8 $0.1 $0.1 $10.1 $7.7 $8.1 $8.8 $7.5 $2.2 $2.2 $2.6 $2.6 $2.6 FY'14 FY'15 FY'16 FY'17 FY'18 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Dividends Paid (1) Share Repurchases Dividends Paid (1) Share Repurchases _____________________ (1) Includes total Class A and Class B dividends paid. Note: All periods presented above are unaudited 15

Sales Growth Each Quarter ($ in millions) $200 18.0% $184.5 $173.7 16.0% $172.0 $169.5 $157.9 14.0% 12.0% 10.0% 8.0% 7.3% $100 6.0% 4.4% 1st sales decline 4.1% 4.0% 3.2% in 17 quarters 2.2% 2.0% 0.6% 0.0% 0.0% -2.0% -3.1% -4.0% $0 -6.0% Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 (1) Net Sales Year Over Year Growth(1) Organic Growth (1) (1) Unaudited. 16

Orders ($ in millions) 20.0% 18.5% Excluding both current and prior year price increase $200 effects and acquisition, Q4’18 orders would be up 9.7% 16.0% 15.3% 13.4% 12.1% 12.0% 7.8% 8.0% 6.9% 5.8% 5.9% 4.0% $100 2.5% 2.4% 0.3% 0.0% -1.3% -5.7% -4.0% -7.4% -8.0% -8.8% $165.9 $168.2 $148.4 $176.4 $177.2 $165.9 $166.4 $175.7 $164.1 $178.9 $156.8 $208.1 $0 -12.0% Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Orders Received(1) Year Over Year Growth (1) Organic Growth (1) (1) Unaudited. 17

Sales by Vertical – Good Diversification(1) ($ in millions) 26% growth or 12% Sales growth broad $52.7 growth excluding based with increases $50.8 D’style acquisition in five out of six $46.8 vertical markets $37.2 $24.5 $23.3 $23.5 $21.4 $22.1 $18.6 $18.4 $17.1 Commercial Hospitality Healthcare Education Government Finance Q4'17 Q4'18 _____________________ (1) Unaudited. 18

Orders by Vertical(1) ($ in millions) 50% growth or 33% $58.5 growth excluding D’style acquisition Order growth broad based with increases $50.8 in five out of six $48.6 vertical markets $33.9 $34.5 $31.6 $24.9 $22.8 $22.6 $20.4 $19.0 $16.1 Commercial Hospitality Healthcare Education Government Finance Q4'17 Q4'18 _____________________ (1) Unaudited. 19

Gross Profit(1) 35.2% 33.6% Highest in 15 years 32.6% 31.1% 30.2% Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 % of Net Sales _____________________ (1) Unaudited. 20

Selling and Administrative Expenses(1) Q2’18 includes $1.7 million gain on sale of an administrative 25.8% building. $45.6 $43.6 $42.4 $41.9 $39.2 24.8% 24.7% 24.6% 24.2% Q4’17 includes $1.2 million gain on sale of land. Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 S&A S&A % of Net Sales _____________________ (1) Unaudited. 21

Adjusted Return on Capital(1) 23.0% 23.2% 20.8% 16.7% 12.1% Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Adjusted Return on Capital _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. 22

Free Cash Flow(1) ($ in millions) 30 $24.5 25 20 15 $14.0 10 $7.3 5 $2.8 $0.4 0 Q1'18 Q2'18 Q3'18 Q4'18 Trailing 4 Qtrs _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. 23

Appendix

Annual Non-GAAP Reconciliation (Unaudited)

Millions $	2014	2015	2016	2017	2018
Operating Income from Continuing Operations	$1.9	$17.3	$33.5	$56.6	$51.1
Add: Spin Cost – Included in SGA	$1.5	$3.2			
Add (Deduct): Restructuring		$5.3	$7.3	-$1.8	
Adjusted Operating Income from Continuing Operations	$3.4	$25.8	$40.8	$54.8	$51.1
Adjusted Operating Income from Continuing Operations as a % of Sales	.6%	4.3%	6.4%	8.2%	7.4%
Add: Employee Retirements – Included in SGA (1)	$6.8	$3.3			
Add: Other Non-operational – Included in SGA (2)	-$.5				
Adjusted Pro Forma Operating Income from Continuing Operations before External Reverse Synergies	$9.7	$29.1	$40.8	$54.8	$51.1
Deduct: External Reverse Synergies (3)	-$1.2	-$0.4			
Adjusted Pro Forma Operating Income from Continuing Operations (3)	$8.5	$28.7	$40.8	$54.8	$51.1
Adjusted Pro Forma Operating Income from Continuing Operations as a % of Sales	1.6%	4.8%	6.4%	8.2%	7.4%

(1) Estimated cost associated with the retirement and separation of people due to spin. Costs include that for salary, incentive compensation, performance shares, retirement contribution, and payroll tax.
(2) Includes: pre-tax airplane write-off $1.2M and gain from sale of idle property of $1.7M in FY'14.
(3) Adjusted pro forma operating income includes external reverse synergies representing estimated increases to the cost structure necessitated by the split into two companies. For example, pre-spin Kimball had one board of directors, and such costs were allocated to Furniture and Electronics. Post spin, there are two boards with each company experiencing a cost increase merely because of the separation. Other examples include IT expenditures and certain insurance cost among others. The $1.3M per year reflected in the table above is a mid-point of a range estimated to be from $1.0M to $1.5M adjusting the adjusted pro forma operating income from continuing operations to reflect this estimated increase in cost structure post spin. In addition to external cost, internal reverse synergy cost also exist and are embedded in the calculation of Operating income from continuing operations reducing income. Different than external cost, these costs do not have to be separately deducted in this reconciliation because by way of the discontinued operation calculation this cost increase remains within the computed Operating Income from continuing operations. As an example for this type of cost, pre-spin Kimball had an SEC financial reporting function, and such costs were allocated to Furniture and Electronics. Post spin, there are two separate functions experiencing a cost increase as it takes more resource to perform this function for two separate companies than one. This cost increase is estimated to be $500k to $1M. So in total, it is estimated that reverse synergy cost will increase cost structure post spin by $1.5 to $2.5M per year as already reflected in the adjusted results included in the reconciliation above.

Note: We had formerly excluded Supplemental Employee Retirement Plan (SERP) expense from adjusted pro forma operating income. We are no longer excluding SERP because it does not have a material impact on the trend of operating income. The annual amounts of SERP expense now included in adjusted pro forma operating income are $2.6M in FY'14, and $0.6M in FY'15, $0.0 in FY'16, $1.2M in FY'17, and $1.0M in FY'18.

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Kimball International | Kimball | NATIONAL | Kimball Hospitality | We Build Success

Quarterly Non-GAAP Reconciliation (Unaudited) Millions $ Q4’17 Q1’18 Q2’18 Q3’18 Q4’18 Operating Income $15.4 $16.0 $12.0 $8.5 $14.6 Median Effective Income Tax Rate for Trailing Four Quarters 35.1% 33.4% 35.1% 33.4% 32.4% Median Income Tax Expense $5.4 $5.4 $4.2 $2.8 $4.7 Net Operating Profit After-Tax (NOPAT) $10.0 $10.6 $7.8 $5.7 $9.9 Average Capital (Total Equity plus Interest-Bearing Total Debt) (1) $173.8 $183.1 $187.0 $186.7 $189.3 Adjusted Return on Capital (annualized) 23.0% 23.2% 16.7% 12.1% 20.8% Millions $ Q4’17 Q1’18 Q2’18 Q3’18 Q4’18 Operating Cash Flow, as reported $15.1 $7.0 $8.4 $11.0 $20.5 Total Capital Expenditures -$4.4 -$6.6 -$5.6 -$3.7 -$6.5 Free Cash Flow $10.7 $0.4 $2.8 $7.3 $14.0 (1) Includes Cash And Investments 26